UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2010

AMERICAN SURGICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10039 Bissonnet, Suite #250
Houston, Texas	77036-7852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 1, 2010, the Board of Directors of American Surgical Holdings, Inc.  (the "Company") declared a dividend of $0.16 per share for each share of the Company's common stock, par value $0.001 per share.  The dividend will be paid on December 23, 2010 to stockholders of record on December 17, 2010.  The Company has not yet determined whether it will pay additional dividends in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Date: December 2, 2010	By:	/s/Zak Elgamal
Zak Elgamal, Chief Executive Officer